UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2004

ENER1, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-21138

FLORIDA	59-2479377
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

550 West Cypress Creek Road
Fort Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 202-4442
(Registrant’s telephone number, including area code)

INFORMATION INCLUDED IN THIS REPORT

        This Current Report on Form 8-K is filed in connection with Ener1, Inc.'s Registration Statement on Form S-8 dated as of the same date as this Current Report in order to allow the following description of the common stock of Ener1, Inc. to be incorporated by reference into the Registration Statement on Form S-8 in accordance with the requirements of such form.

Item 5. Other Events.

Description of Ener1, Inc. Common Stock

        The following description is a summary and is qualified in its entirety by the provisions of Ener1, Inc.'s By-laws and Articles of Incorporation, as amended.

1.     GENERAL

        The Company’s authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of Preferred Stock, par value $0.01 per share. As of February 4, 2004, there were 345,555,815 shares of Common Stock and no shares of Preferred Stock outstanding.

2.     COMMON STOCK

        Each holder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding Common Stock will have the right to elect all the Company’s directors and otherwise control the affairs of the Company.

        Holders of Common Stock are entitled to receive dividends on a pro rata basis upon declaration of dividends by the Board of Directors, provided that required dividends, if any, on the Preferred Stock have been provided for or paid. Dividends are payable only out of funds legally available for the payment of dividends.

        Upon a liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to a pro rata distribution of the assets of the Company, after payment of all amounts owed to the Company’s creditors, and subject to any preferential amount payable to holder of Preferred Stock of the Company, if any. Holders of Common Stock have no preemptive, subscription, conversion, redemption or sinking fund rights.

3.     PREFERRED STOCK

        The Articles of Incorporation, as amended, permit the Company’s Board of Directors to issue shares of Preferred Stock in one or more series and to fix the relative rights, preferences and limitations of each series. Among such rights, preferences and limitations are dividend rates, provisions of redemption, rights upon liquidation, sinking fund provisions, conversion privileges, voting power and any other rights or preferences permitted by Florida law as variations between different series of preferred stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred or Common Stock issued by the Company. Should the Board of Directors elect to exercise this authority, the rights and privileges of holders of Common Stock could be made subject to the rights and privileges of any such series of Preferred Stock. The issuance of the Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

4.     PROVISIONS THAT WOULD DELAY, DETER OR PREVENT A CHANGE IN CONTROL

      Certain Florida Legislation

        Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in a “control share acquisition” will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” of a publicly held Florida corporation. “Control shares” are shares, which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person immediately after acquisition of such shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) at least 20% but less than 33-1/3% of all voting power; (ii) at least 33-1/3% but less than a majority of all voting power; or (iii) a majority or more of all voting power.

      Anti-Takeover Effects of Certain Provisions of the Company’s Articles of Incorporation and By-laws

        In addition, certain provisions of the Company’s Articles of Incorporation and By-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or a takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

        Authorized and Unissued Preferred Stock. As of the date of this report on Form 8-K, there are 5,000,000 authorized and unissued shares of Preferred Stock. The Company’s Articles of Incorporation authorize the Board of Directors to issue one or more series of Preferred Stock and to establish the designations, powers, preferences and rights of each series of Preferred Stock. The existence of authorized and unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company’s best interests, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group or create a substantial voting block that might undertake to support the position of the incumbent Board of Directors.

        Special Meetings of Stockholders. The By-laws provide that special meetings of the stockholders of the Company may be called only by the Board of Directors of the Company, the Chairman of the Board of the Company, the President of the Company or by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This provision will render it more difficult for stockholders to take action opposed by the Board of Directors.

        Amendment of Bylaws. Though the Company’s By-laws may only be altered, amended or repealed and new by-laws adopted by the Board of Directors of the Company, any by-law or amendment thereto as adopted by the Board may be altered, amended or repealed by vote of the shareholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the shareholders. The shareholders may prescribe in any by-law made by them that such by-law may not be altered, amended or repealed by the Board of Directors.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004	ENER1, INC. By: /s/ Kevin P. Fitzgerald Name: Kevin P. Fitzgerald Title: Chief Executive Officer